Exhibit 8.1

               EXHIBIT 8.1 TO REGISTRATION STATEMENT ON FORM 20-F
                               OF PSIVIDA LIMITED

                              LIST OF SUBSIDIARIES

AION Diagnostics Limited, Australia
pSiMedica Limited, United Kingdom
pSiOncology Pte. Limited, Singapore